UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 20, 2013

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in October 2012, Apogee Enterprises, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Existing Agreement”), dated October 19, 2012 among the Company, the Lenders from time to time parties to the Existing Agreement, and Wells Fargo Bank, National Association, as administrative agent for the Lenders, swingline lender and issuer of letters of credit. The Existing Agreement created a five-year, committed, secured, revolving credit facility in the amount of $100 million (subject to increase under the Existing Agreement to an amount not exceeding $150 million). The credit facility included a letter of credit facility in the amount of up to $60 million, the outstanding amounts of which decrease the available commitment.

On November 20, 2013, the Company entered into Amendment No. 1 to the Existing Agreement (the “Amendment”), dated as of November 20, 2013, by and among the Company, the Lenders (as defined therein), and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

Consistent with the Existing Agreement, under the Existing Agreement, as amended by the Amendment (the “Amended Agreement”) the Company may elect the borrowings to bear interest at one of two rates. First, borrowings under the Amended Agreement may be made at an interest rate per annum equal to the sum of the Applicable Margin (which is calculated based upon the Company’s debt-to-EBITDA ratio) and the LIBOR Rate (as defined in the Amended Agreement). Second, borrowings under the Amended Agreement may be made at an interest rate per annum equal to the sum of the Base Rate (which is a rate per annum equal to the greatest of (i) the interest rate announced by the administrative agent as its prime rate, (ii) the sum of 0.50% per annum and the federal funds rate in effect on such day, and (iii) LIBOR (as defined in the Amended Agreement) plus 1.00%) in effect from time to time, and the Applicable Margin. Pursuant to the Amendment, the Applicable Margin for both LIBOR Rate loans and Base Rate loans, and the rate of commitment fees, were decreased.

The Amendment also amended the terms of the Existing Agreement in the following respects:

•	The amount of the letter of credit facility was decreased to $50 million.

•	The maturity of the credit facility was extended to no later than November 20, 2018. The Existing Agreement would have expired on October 19, 2017.

•	The definition of Secured Hedge Obligations was amended to exclude from the Guaranty (as defined in the Amended Agreement) as to any particular subsidiary any Swap Obligation (as defined in the Amended Agreement) if, and to the extent that, all or a portion of the Guaranty of such Subsidiary Guarantor of such Swap is or becomes illegal under the Commodity Exchange Act (as defined in the Amended Agreement), or any rule, regulation or order of the Commodity Futures Trading Commission by virtue of such Subsidiary Guarantor’s failure for any reason to be an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

•	The Incremental Loans provisions were amended to allow the Company to request the establishment of one or more term loan commitments (any such term loan commitment, a “Term Loan Commitment”) to make one or more term loans (any such term loan, a “Term Loan”). This is in addition to the Company’s existing ability to request increases in the Revolving Credit Commitments (any such increase, together with the Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving credit loans under the Revolving Credit Facility (any such increase, together with the Term Loans, the “Incremental Loans”). The Company may request Incremental Loan Commitments, provided that, among other things, (i) such requests are made on no more than three occasions, (ii) the total aggregate principal amount for all such Incremental Loan Commitments shall not exceed $50 million, and (iii) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10 million or, if less, the remaining amount permitted pursuant to the foregoing clause (ii).

•	Several other covenants were amended to be less restrictive, including an increase in the amount of permitted subsidiary debt, an increase in the flexibility provided the Company in respect of letters of credit issued by Lenders outside of the Amended Agreement, the addition of certain permitted indebtedness of any Canadian subsidiary, the addition of certain permitted indebtedness incurred by Viracon, Inc., and the addition of permitted liens relating to the additional permitted indebtedness of any Canadian subsidiary and of Viracon, Inc.

No other provisions of the Existing Agreement were materially amended by the Amendment.

The Amended Agreement provides that the Company may not be a party to any merger, consolidation or share exchange, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or property, or in any event sell or discount any of its notes or accounts receivable, or permit any subsidiary to do so; provided, however, that the foregoing restriction does not apply to or operate to prevent (i) the Company being a party to any merger where the Company is the surviving person if, after giving effect to such merger, no Default or Event of Default (both as defined in the Amended Agreement) would then exist, (ii) any subsidiary merging into the Company, being a party to any merger that does not involve the Company where such subsidiary is the surviving person, or being party to an otherwise permitted merger if, after giving effect to such merger, no Default or Event of Default would then exist, (iii) the Company or any subsidiary selling its inventory in the ordinary course of its business, (iv) any dissolution of an inactive subsidiary that would not have a Material Adverse Effect (as defined in the Amended Agreement), if, after giving effect to such dissolution, no Default or Event of Default would then exist, and (v) any Like-Kind Exchange (as defined in the Amended Agreement).

The Amended Agreement places certain limitations on the payment of cash dividends. It provides that the Company may not declare any dividends (other than dividends payable in capital stock of the Company) on any shares of any class of its capital stock, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company, unless, immediately after giving effect to such action, there shall not have occurred any Default or Event of Default that is continuing.

Amounts due under the Amended Agreement may be accelerated upon an Event of Default, such as a breach of a representation or covenant or the occurrence of bankruptcy, if not otherwise waived or cured.

Wells Fargo Bank, National Association, and certain lenders that are parties to the Amended Agreement have provided, from time to time, and may continue to provide, commercial banking, transfer agent, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The foregoing description of the Existing Agreement and the Amendment is not complete and is qualified in its entirety by reference to the Existing Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2012 and is incorporated herein by reference and the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Current Report on Form 8-K, on November 20, 2013, the Company entered into Amendment No. 1 to Amended and Restated Credit Agreement dated as of November 20, 2013, by and among the Company, the Lenders (as defined therein), and Wells Fargo Bank, National Association, as administrative agent for the Lenders. No amounts have been borrowed under this facility. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of November 20, 2013, by and among Apogee Enterprises, Inc., as the Borrower, the Lenders (as defined therein), and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: November 25, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of November 20, 2013, by and among Apogee Enterprises, Inc., as the Borrower, the Lenders (as defined therein), and Wells Fargo Bank, National Association, as Administrative Agent.

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